                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Calpine Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

CALPINE LOGO
                              CALPINE CORPORATION
                          50 WEST SAN FERNANDO STREET
                               SAN JOSE, CA 95113

                            ------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 1997

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Calpine Corporation, a Delaware corporation (the "Company"), will be held at the Fairmont Hotel, located at 170 South Market Street, San Jose, CA 95113, at 9:00 a.m., Pacific Time, on June 5, 1997, for the purpose of considering and voting upon the following matters:

     1. To elect three (3) Class I Directors to the Board of Directors, each to serve for a term of three years;

     2. To ratify the selection of Arthur Andersen LLP as independent accountants for the Company for the year ending December 31, 1997; and

     3. To transact such other business as may properly come before the meeting and any adjournments or postponement thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 15, 1997 are entitled to notice of and to vote at the 1997 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the office of the Secretary of the Company, 50 West San Fernando Street, San Jose, CA 95113, for at least ten days prior to the meeting, and will also be available for inspection at the meeting.

     Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

     Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          By Order of the Board of Directors

                                          Peter Cartwright
                                          Chairman of the Board, President
                                          and Chief Executive Officer

April 21, 1997
San Jose, CA

                              CALPINE CORPORATION
                          50 WEST SAN FERNANDO STREET
                               SAN JOSE, CA 95113

                            ------------------------

                                PROXY STATEMENT
                                      FOR

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                       OF

                              CALPINE CORPORATION

                           TO BE HELD ON JUNE 5, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is being furnished to the stockholders of Calpine Corporation, a Delaware corporation ("Calpine" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 1997 Annual Meeting of Stockholders of the Company, to be held at 9:00 a.m., Pacific Time, on June 5, 1997, at the Fairmont Hotel, 170 South Market Street, San Jose, CA 95113, and at any and all adjournments or postponements thereof. At the 1997 Annual Meeting of Stockholders, the stockholders of the Company are being asked to consider and vote upon (i) the election of three Class I Directors, each to serve for a term of three years, and (ii) a proposal to ratify the selection of the Company's independent accountants for the year ending December 31, 1997.

     This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of the Company on or about April 21, 1997. The Company's 1996 Annual Report to Stockholders, which includes audited financial statements, is being mailed to stockholders of the Company concurrently with this Proxy Statement. Additional copies are available without charge upon request. The 1996 Annual Report to Stockholders is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made. In compliance with Rule 14a-3 promulgated under the Securities Exchange Act of 1934, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, including the financial statements and financial schedules thereto. Requests for such copies or additional copies of the 1996 Annual Report to Stockholders should be directed to the Secretary of the Company, 50 West San Fernando Street, San Jose, CA 95113.

RECORD DATE, SHARE OWNERSHIP AND VOTING

     The close of business on April 15, 1997 was the record date (the "Record Date") for stockholders entitled to notice of and to vote at the 1997 Annual Meeting of Stockholders. At the close of business on the Record Date, there were 19,843,400 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), outstanding.

     Each stockholder will be entitled to one vote per share, in person or by proxy, for each share of Common Stock held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the 1997 Annual Meeting of Stockholders. An affirmative vote of a majority of the shares of Common Stock present and voting at the meeting is required for approval of all items being submitted to the stockholders for their consideration. In determining whether each of the proposals submitted to a vote of stockholders has received the requisite number of affirmative votes (i) abstentions will be counted and will have the same effect as a vote against the proposal, except that abstentions will not be counted as votes cast in connection with determining the majority required to elect a director and will have no effect on the outcome of that vote and (ii) proxies for which the broker does not have discretionary authority and has not received voting instructions from the beneficial owners ("broker non-votes") will be disregarded and will have no effect on the outcome of such vote.

     The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the 1997 Annual Meeting of Stockholders. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

PROXIES AND SOLICITATION COSTS

     Shares of Common Stock represented by properly executed proxies received on time for voting at the 1997 Annual Meeting of Stockholders will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them (i) FOR the election of the Board of Director's nominees as Class I Directors and (ii) FOR the ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 1997. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the 1997 Annual Meeting of Stockholders, but should any other matter requiring a vote of stockholders be properly brought before the 1997 Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

     This solicitation is being made by the Company. The entire cost of soliciting proxies will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for such solicitation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 50 West San Fernando Street, San Jose, CA 95113, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the 1997 Annual Meeting of Stockholders and voting in person. Attendance at the 1997 Annual Meeting of Stockholders will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a director at the 1998 Annual Meeting of Stockholders, see "Stockholder Proposals for 1998 Annual Meeting of Stockholders."

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Prior to the Company's initial public offering in September 1996, the Company's Board of Directors was comprised of four directors, including three representatives of Electrowatt Ltd. ("Electrowatt"), the Company's former parent company. Effective immediately upon the initial public offering, the Electrowatt directors resigned from their positions and the size of the Board of Directors was reduced to three directors, including Mr. Peter Cartwright, the Company's Chairman of the Board of Directors, President and Chief Executive Officer, Ms. Ann B. Curtis, a Senior Vice President of the Company, and Mr. George J. Stathakis. Subsequent to the initial public offering, the Company increased the size of the Board of Directors to seven directors and added the four additional directors described below.

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares of the Company's Common Stock or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Company's Restated Certificate of Incorporation provides that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at seven. Three seats on the Board of Directors, currently held by George J. Stathakis, Jeffrey E. Garten and John O. Wilson, have been designated as Class I Board seats, with the term of the directors occupying such seats expiring as of the 1997 Annual Meeting of Stockholders. The initial directors elected to Class II will continue to hold office until the 1998 Annual Meeting of Stockholders or until the director's successor has been elected and qualified. The initial directors elected to Class III will continue to hold office until the 1999 Annual Meeting of Stockholders or until the director's successor has been elected and qualified.

     At the 1997 Annual Meeting of Stockholders, three Class I Directors are to be elected to serve three-year terms ending at the 2000 Annual Meeting of Stockholders or until their respective successors are elected and qualified or their earlier death, resignation or removal. The nominees for the Board of Directors designated to serve as Class I are set forth below.

     The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below, unless instructions to the contrary are marked on the proxy. In the event that a nominee is unable or declines to serve as a director at the time of the 1997 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

     Set forth in the table below is a list of the Company's directors and executive officers, together with certain biographical information.

        NAME           AGE               PRINCIPAL OCCUPATION
---------------------  ----    ----------------------------------------
Peter                   67
  Cartwright(1)......          Chairman of the Board, President and
                               Chief Executive Officer of Calpine
Ann B. Curtis(2).....   46     Senior Vice President, Chief Financial
                               Officer and Corporate Secretary of
                                 Calpine
Jeffrey E.              50
  Garten(3)..........          Dean of the Yale School of Management
Susan C. Schwab(1)...   42     Dean of the School of Public Affairs at
                               the University of Maryland
George J.               66
  Stathakis(3).......          International Investment Banking
John O. Wilson(3)....   58     Executive Vice President and Chief
                                 Economist at Bank of America
V. Orville              76
  Wright(2)..........          Retired Chief Executive Officer of MCI
                                 Communications Corp.
Lynn A. Kerby........   58     Senior Vice President of Calpine
Rodney M. Boucher....   53     Senior Vice President of Calpine
Robert D. Kelly......   39     Vice President of Calpine
Gloria S. Gee........   47     Controller and Chief Accounting Officer
                               of Calpine

         ------------------------

         (1) Class III Director.

         (2) Class II Director.

         (3) Class I Director.

NOMINEES FOR CLASS I DIRECTORS WITH TERMS EXPIRING IN 2000

     JEFFREY E. GARTEN became a Director of the Company in January 1997. Mr. Garten has served as Dean of the Yale School of Management and William S. Beinecke Professor in the Practice of International Trade and Finance since November 1995. Mr. Garten served as Undersecretary of Commerce of International Trade from November 1993 to October 1995. He managed The Blackstone Group's merger and acquisition and Japan business from October 1990 to October 1992. Prior thereto, Mr. Garten founded and managed The Eliot Group, a small investment bank, from November 1987 to October 1990, and served as managing director of Lehman Brothers from January 1979 to November 1987.

     GEORGE J. STATHAKIS became a Director of the Company on September 19, 1996 and has served as a Senior Advisor to the Company since December 1994. Mr. Stathakis has been providing financial, business and management advisory services to numerous international investment banks since 1985. He also served as Chairman of the Board and Chief Executive Officer of Ramtron International Corporation, an advanced technology semiconductor company, from 1990 to 1994. From 1986 to 1989, he served as Chairman of the Board and Chief Executive Officer of International Capital Corporation, a subsidiary of American Express. Prior to 1986, Mr. Stathakis served thirty-two years with General Electric Corporation in various management and executive positions. During his service with General Electric Corporation, Mr. Stathakis founded the General Electric Trading Company and was appointed its first President and Chief Executive Officer.

     JOHN O. WILSON became a Director of the Company in January 1997. Mr. Wilson has served as Executive Vice President and Chief Economist at Bank of America since August 1984. He joined Bank of America in June 1975 as Director of Economics-Policy Research. He served as a faculty member at the University of California at Berkeley from September 1979 to June 1991, at the University of Connecticut from September 1974 to June 1975, and at Yale University from January 1967 to September 1970. Mr. Wilson also served as Director of Regulatory Analysis of the U.S. Atomic Energy Commission from April 1972 to October 1972, as Director of Welfare Reform of the U.S. Department of Health, Education and Welfare from April 1971 to April 1972, and as Assistant Director of the U.S. Office of Economic Opportunity from August 1969 to April 1971.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

CLASS II DIRECTORS WITH TERMS EXPIRING IN 1998

     ANN B. CURTIS has served as Senior Vice President of the Company since September 1992 and has been employed by the Company since its inception in 1984. Ms. Curtis became a Director of the Company on September 19, 1996. She is responsible for the Company's financial and administrative functions, including the functions of general counsel, corporate and project finance, accounting, human resources, public relations and investor relations. Ms. Curtis also serves as Chief Financial Officer and Corporate Secretary for the Company. From the Company's inception in 1984 through 1992, she served as the Company's Vice President for Management and Financial Services. Prior to joining Calpine, Ms. Curtis was Manager of Administration for Gibbs & Hill, Inc. ("Gibbs & Hill"), an architect-engineering firm which specialized in power engineering projects.

     V. ORVILLE WRIGHT became a Director of the Company in January 1997. Mr. Wright served in various positions with MCI Communications Corp., including Vice Chairman and Co-Chief Executive Officer from 1988 to 1991, Vice Chairman and Chief Executive Officer from 1985 to 1987, and President and Chief Operating Officer from 1975 to 1985. Prior to 1975, Mr. Wright served in senior positions at Xerox Corp. from 1973 to 1975, at Amdahl Corporation from 1971 to 1973, at RCA from 1969 to 1971, and at IBM from 1949 to 1969.

CLASS III DIRECTORS WITH TERMS EXPIRING IN 1999

     PETER CARTWRIGHT founded the Company in 1984 and has since served as a Director and as the Company's President and Chief Executive Officer. Mr. Cartwright became Chairman of the Board of Directors of the Company on September 19, 1996. From 1979 to 1984, Mr. Cartwright was Vice President and General Manager of Gibbs & Hill's Western Regional Office. From 1960 to 1979, Mr. Cartwright worked for General Electric's Nuclear Energy Division. His responsibilities included plant construction, project management and new business development. He served on the Board of Directors of nuclear fuel manufacturing companies in Germany, Italy and Japan. Mr. Cartwright was responsible for General Electric's technology development and licensing programs in Europe and Japan. Mr. Cartwright obtained a Master of Science Degree in Civil Engineering from Columbia University in 1953 and a Bachelor of Science Degree in Geological Engineering from Princeton University in 1952.

     SUSAN C. SCHWAB became a Director of the Company in January 1997. Ms. Schwab has served as Dean of the School of Public Affairs at the University of Maryland since August 1995. Ms. Schwab served as Director, Corporate Business Development at Motorola, Inc. from July 1993 to August 1995. She also served as Assistant Secretary of Commerce for the U.S. and Foreign Commercial Service from March 1989 to May 1993.

OTHER EXECUTIVE OFFICERS

     LYNN A. KERBY joined the Company in January 1991 and served as Vice President of Operations through January 1993, at which time he became a Senior Vice President for the Company. Prior to joining the Company, Mr. Kerby served as Senior Vice President-Operations of Guy F. Atkinson Company ("Guy F. Atkinson"), an engineering and construction company, from 1989 to 1990, and served in various other positions within Guy F. Atkinson since 1961. Mr. Kerby served on Calpine's Board of Directors from 1984 to 1988 as a Guy F. Atkinson representative. He obtained a Bachelor of Science Degree in Civil Engineering and Business from the University of Idaho in 1961. Mr. Kerby holds a Class A Contractors License in the states of California, Arizona and Hawaii.

     RODNEY M. BOUCHER joined the Company in June 1995 as Senior Vice President, and as President and Chief Executive Officer of the Company's subsidiary, Calpine Power Services Company. He is responsible for the purchase, sale and marketing of electric power, as well as the restructuring of contract, transmission and generation rights. Prior to joining the Company, Mr. Boucher served as Chief Operating Officer of Citizens Power & Light Company from 1992 to 1995 and as Senior Vice President of Citizens Lehman Power LP, in Boston, Massachusetts from 1994 to 1995. Prior to joining Citizens he served as President for Electrical-Interconnections-International from 1991 to 1992. Mr. Boucher also served as Vice President and Chief

Information Officer with PacificCorp from 1984 to 1991, and held various other positions with PacificCorp since 1975. Mr. Boucher holds a Master of Science Degree in Power Systems from Rensselaer Polytechnic Institute and a Bachelor of Science Degree in Electrical Engineering from Oregon State University.

     ROBERT D. KELLY has served as the Company's Vice President, Finance since April 1994. Mr. Kelly's responsibilities include all project and corporate finance activities. From 1992 to 1994, Mr. Kelly served as Director-Project Finance for the Company, and from 1991 to 1992, he served as Project Finance Manager. Prior to joining the Company, he was the Marketing Manager of Westinghouse Credit Corporation from 1990 to 1991. From 1989 to 1990, Mr. Kelly was Vice President of Lloyds Bank PLC. From 1982 to 1989, Mr. Kelly was employed in various positions with The Bank of Nova Scotia. He obtained a Master of Business Administration Degree from Dalhousie University, Canada in 1980 and a Bachelor of Commerce Degree from Memorial University, Canada, in 1979.

     GLORIA S. GEE has been the Company's Controller and Chief Accounting Officer since October 1994. Prior to joining the Company, Ms. Gee served as Chief Financial Officer and co-founder of G&E Engineering Systems, Inc., an engineering consulting firm, from 1993 to 1994. Ms. Gee's prior experience includes over 20 years with Pacific Gas & Electric Company, where she most recently served as Controller from 1989 to 1993. Ms. Gee obtained a Master of Business Administration Degree from the University of California at Berkeley in 1985 and a Bachelor of Science Degree in Accounting also from the University of California at Berkeley in 1972.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Company's Board of Directors held three meetings in 1996. The Board of Directors established three committees following its initial public offering in September 1996: an Audit Committee, a Compensation Committee and a Stock Plan Administration Committee. There is currently no Nominating Committee. The Audit Committee meets with the Company's financial management and its independent public accountants to review internal auditing procedures, the adequacy of internal controls and the results and scope of the audit and other services provided by the independent auditors. The Audit Committee is comprised of John
O. Wilson (Chair), Jeffrey E. Garten and V. Orville Wright. The Audit Committee held no meetings during 1996. The Compensation Committee administers salaries, incentives and other forms of compensation for officers and other employees of the Company, as well as certain incentive compensation and benefit plans of the Company. The Compensation Committee is comprised of George J. Stathakis (Chair), Jeffrey E. Garten, Susan C. Schwab and V. Orville Wright. The Compensation Committee held no meetings in 1996. The Stock Plan Administration Committee administers the Company's stock incentive plans. The Stock Plan Administration Committee is comprised of Susan C. Schwab (Chair), Jeffrey E. Garten and V. Orville Wright. The Stock Plan Administration Committee held no meetings in 1996.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the year ended December 31, 1996 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners, other than a Form 4 report that was not timely filed for Mr. Robert D. Kelly for a purchase of shares of Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of April 1, 1997 by: (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table, and (iv) all executive officers and Directors of the Company as a group.

                                                            NUMBER OF SHARES
                                                              BENEFICIALLY       PERCENTAGE OF SHARES
           NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNED(1)         BENEFICIALLY OWNED(1)
----------------------------------------------------------  ----------------     ---------------------
J. & W. Seligman & Co. Incorporated(2)....................      1,839,330                 9.3%
  100 Park Avenue
  New York, NY 10017
Public Employees Retirement System of Ohio................      1,800,000                 9.1%
  277 East Town Street
  Columbus, OH 43215
Wellington Management Company, LLP(3).....................      1,594,700                 8.0%
  75 State Street
  Boston, MA 02109
The Hartford Investment Management Company(4).............      1,560,000                 7.9%
  200 Hopmeadow Street
  Simsbury, CT 06070
Mellon Bank Corporation(5)................................      1,192,000                 6.0%
  One Mellon Bank Center
  Pittsburgh, PA 15258
State Street Research & Management Company(6).............      1,124,300                 5.7%
  One Financial Center, 30th Floor
  Boston, MA 02111-2690
Gardner Lewis Asset Management(7).........................      1,066,900                 5.4%
  285 Wilmington-West Chester Pike
  Chadds Ford, PA 19317
Peter Cartwright(8).......................................        776,998                 3.8%
Ann B. Curtis(8)..........................................        193,970                   *
Lynn A. Kerby(8)..........................................        108,456                   *
Rodney M. Boucher(8)......................................          7,020                   *
Robert D. Kelly(8)........................................         68,001                   *
Jeffrey E. Garten(8)......................................         10,000                   *
Susan C. Schwab(8)........................................         10,000                   *
George J. Stathakis(8)....................................         12,500                   *
John O. Wilson(8).........................................         10,000                   *
V. Orville Wright (8).....................................         10,000                   *
All Executive Officers and Directors as a group (11
  persons)(8).............................................         1,210,940                 %     5.8

---------------

 *  Less than one percent

(1) This table is based in part upon information supplied by Schedules 13G filed by principal stockholders with the Securities and Exchange Commission (the "Commission"). Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days after a specified date, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding as of April 1, 1997 was 19,843,400.

(2) According to the Schedule 13G filed with the Commission, J. & W. Seligman & Co. Incorporated possesses sole voting power over 1,590,600 shares and sole investment power over 1,839,330 shares.

(3) According to the Schedule 13G filed with the Commission, Wellington Management Company, LLP possesses shared voting power over 1,586,900 shares and shared investment power over 1,594,700 shares.

(4) According to the Schedule 13G filed with the Commission, The Hartford Investment Management Company possesses shared voting and investment power over 1,550,000 shares with Hartford Capital Appreciation Fund, Inc. and shared voting and investment power over 10,000 shares with ITT Hartford Capital Appreciation Fund.

(5) According to the Schedule 13G filed with the Commission, Mellon Bank Corporation, Mellon Bank, N.A. and The Dreyfus Corporation beneficially own all or a portion of the shares reflected in the table. As indicated in such
    Schedule 13G, (i) Mellon Bank Corporation possesses sole voting power over 1,192,000 shares, sole investment power over 8,000 shares and shared investment power over 1,184,000 shares, (ii) Mellon Bank, N.A. possesses sole voting power over 996,000 shares, sole investment power over 8,000 shares and shared investment power over 988,000 shares, and (iii) The Dreyfus Corporation possesses sole voting power and shared investment power over 988,000 shares.

(6) According to the Schedule 13G filed with the Commission, State Street Research & Management Company is a wholly owned subsidiary of Metropolitan Life Insurance Company.

(7) According to the Schedule 13G filed with the Commission, Gardner Lewis Asset Management possesses sole voting power over 935,200 shares and shared voting power over 18,000 shares.

(8) Represents shares of the Company's Common Stock owned or issuable upon exercise of options that are exercisable as of April 1, 1997 or will become exercisable within 60 days thereafter.

                             DIRECTOR COMPENSATION

     Non-employee members of the Board are each paid an annual fee of $25,000 and are reimbursed for all expenses incurred in attending meetings of the Board of Directors or any committee thereof. The chair of the Compensation Committee and the Audit Committee receive an additional annual fee of $5,000.

     Under the Automatic Option Grant Program ("the Program") in effect under the Company's 1996 Stock Incentive Plan (the "1996 Plan"), each individual who first joins the Board as a non-employee Board member will receive, at the time of his or her initial election or appointment to the Board, an option grant to purchase 10,000 shares of Common Stock. On the date of each Annual Meeting of Stockholders, beginning with the 1997 Annual Meeting of Stockholders, each individual who is to continue to serve as a non-employee board member will receive an option grant under the Program to purchase an additional 1,500 shares of Common Stock, provided such individual has served as a Board member for at least six months. Each option granted under the Program has an exercise price per share equal to the fair market value per share of Common Stock on the grant date, and has a maximum term of 10 years measured from such grant date, subject to earlier termination upon the optionee's cessation of Board service. Each option granted under the Program is immediately exercisable for all the option shares, but any shares purchased upon exercise of the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each 10,000 share grant will vest in a series of four successive equal annual installments upon the optionee's completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each 1,500 share grant will vest upon the optionee's completion of one year of Board service measured from the grant date. However, option shares issuable upon exercise of options granted under the Program will immediately vest on an accelerated basis upon certain changes in control of the Company or upon the death or disability of the optionee while a Board member.

     Messrs. Stathakis, Garten, Wilson and Wright and Ms. Schwab each received, upon their appointment to the Board of Directors, an option grant under the Program to purchase 10,000 shares of Common Stock. Such options were granted to Mr. Stathakis in September 1996 at $16.00 per share, to Mr. Garten, Mr. Wilson and Ms. Schwab in January 1997 at $20.50 per share, and to Mr. Wright in January 1997 at $20.75 per share.

     On January 2, 1997, Mr. Stathakis, in connection with his election to apply $18,000 of his cash retainer fee for the 1997 fiscal year to the acquisition of a special grant under the Director Fee Option Grant Program in effect under the 1996 Plan, was granted an option for 1,317 shares of Common Stock under that program. The option has an exercise price of $6.83 per share, one-third of the fair market value per share of the Common Stock on the grant date. Accordingly, the spread on the option shares at the time of grant (the fair market value of these shares less the aggregate exercise price) was equal to the $18,000 of the cash retainer fee which Mr. Stathakis elected to apply to the grant. The option will become exercisable for 50% of the option shares upon his continuation of Board service through June 30, 1997 and will become exercisable for the balance of the option shares in a series of six successive equal monthly installments upon his completion of each additional month of Board service during the remainder of the 1997 calendar year. However, the option will immediately become exercisable for all the option shares upon certain changes in control of the Company or his death or disability while a Board member. The option has a maximum term of 10 years measured from the grant date, subject to earlier termination two years following his cessation of Board service.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned, paid or awarded for services rendered to the Company in all capacities during each of the years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company serving in that capacity as of December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                        ANNUAL COMPENSATION            SECURITIES
                                   ------------------------------      UNDERLYING         ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR      SALARY       BONUS         OPTIONS        COMPENSATION(1)
-------------------------------    ----     --------     --------     ------------     ---------------
Peter Cartwright                   1996     $341,000     $272,071        181,790            $3,330
  Chairman of the Board,           1995      341,000      255,750        178,673             1,665
  President and Chief Executive    1994      300,000      292,500        155,820                --
  Officer
Lynn A. Kerby                      1996      206,250       75,000         41,552                --
  Senior Vice President            1995      195,000       72,000         53,602                --
                                   1994      180,000       72,000         38,955                --
Ann B. Curtis                      1996      175,000       75,000         51,940                --
  Senior Vice President,           1995      160,000       60,000         53,602                --
  Chief Financial Officer          1994      130,000       75,000         38,955                --
  and Corporate Secretary
Rodney M. Boucher(2)               1996      185,000       45,000         15,582                --
  Senior Vice President            1995      100,208       40,000         25,970                --
Robert D. Kelly                    1996      162,428       75,000         36,358                --
  Vice President                   1995      126,684       42,000         22,334                --
                                   1994      115,208       60,000         31,164                --

---------------
(1) Represents the premium paid on a special life insurance policy maintained by the Company.

(2) Mr. Boucher joined the Company in June 1995.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with Mr. Cartwright, Mr. Kerby, Ms. Curtis, Mr. Boucher and Mr. Kelly. Each of the employment agreements expires during 1999 unless earlier terminated or subsequently extended. The employment agreements provide for the payment of a base salary, subject to periodic adjustment by the Board of Directors, and provide for annual bonuses based on the Company's bonus plans and participation in all benefit and equity plans. The employment agreements also provide for other employee benefits such as life insurance and health care, in addition to certain disability and death benefits. Severance benefits, including the acceleration of outstanding options, are also payable upon an involuntary termination or a termination following a change of control in the Company. Severance benefits would not be payable in the event that termination was for cause.

     Should the Company be acquired by merger or asset sale, then all outstanding options held by the Chief Executive Officer and the other executive officers under the Company's 1996 Plan will automatically accelerate and vest in full, except to the extent those options are to be assumed by the successor corporation. In addition, the Stock Plan Administration Committee as Plan Administrator of the 1996 Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer or any unvested shares of Common Stock subject to direct issuances held by such individual, in connection with the termination of that individual's employment following: (i) a merger or asset sale in which these options are assumed or are assigned; or

(ii) certain hostile changes in control of the Company. In addition, certain executive officers have existing employment agreements that provide for the acceleration of their options upon a termination of their employment following certain changes in control or ownership of the Company.

STOCK OPTIONS

     The following table sets forth certain information concerning grants of stock options during the year ended December 31, 1996 to each of the executive officers named in the Summary Compensation Table above. The table also sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. No stock appreciation rights were granted during the year ended December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                         INDIVIDUAL GRANTS(1)                                VALUE AT
                     ------------------------------------------------------------     ASSUMED ANNUAL RATES OF
                                 PERCENTAGE OF                                              STOCK PRICE
                     OPTIONS     TOTAL OPTIONS                                             APPRECIATION
                     GRANTED       GRANTED TO          EXERCISE                         FOR OPTION TERM(3)
                     (NO. OF      EMPLOYEES IN          PRICE          EXPIRATION     -----------------------
       NAME          SHARES)     FISCAL YEAR(2)       PER SHARE           DATE           5%           10%
-------------------  -------     --------------     --------------     ----------     --------     ----------
Peter Cartwright     181,790          33.8%             $ 8.57           12/31/05     $979,781     $2,482,956
Lynn A. Kerby         41,552           7.7%               8.57           12/31/05      223,949        567,532
Ann B. Curtis         51,940           9.7%               8.57           12/31/05      279,937        709,416
Rodney M. Boucher     15,582           2.9%               8.57           12/31/05       83,981        212,825
Robert D. Kelly       36,358           6.8%               8.57           12/31/05      195,956        496,591

---------------

(1) Each option set forth in the table above has a maximum term of ten (10) years measured from the grant date, subject to earlier termination upon the executive officer's termination of service with the Company. Each option will become exercisable for 25% of the option shares upon completion of one year of service measured from the grant date and will become exercisable for the remaining shares in equal annual installments over the next three years of service thereafter. The option will immediately become exercisable for all of the option shares upon an acquisition of the Company by merger or asset sale unless the options are assumed by the successor corporation.

(2) The Company granted options to purchase 537,579 shares of Common Stock during the year ended December 31, 1996.

(3) The 5% and 10% assumed annual rates of compound stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or a projection by the Company of future stock prices.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information concerning the number of shares subject to exercisable and unexercisable stock options held by the executive officers named in the Summary Compensation Table above as of December 31, 1996. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the closing price of the Company's Common Stock of $20.00 per share on December 31, 1996. No stock options or stock appreciation rights were exercised by such executive officers during the year ended December 31, 1996, and no stock appreciation rights were outstanding at the end of that year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF UNEXERCISED               VALUE OF UNEXERCISED
                                         OPTIONS AT DECEMBER 31, 1996            IN-THE-MONEY OPTIONS
                                               (NO. OF OPTIONS)                  AT DECEMBER 31, 1996
                                         -----------------------------       -----------------------------
                 NAME                    EXERCISABLE     UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
---------------------------------------  -----------     -------------       -----------     -------------
Peter Cartwright.......................    771,048          264,635          $13,798,752      $ 3,507,763
Lynn A. Kerby..........................    107,956           67,705            1,728,106          915,893
Ann B. Curtis..........................    193,657           75,496            3,434,371        1,000,028
Rodney M. Boucher......................      3,895           37,657               44,516          525,564
Robert D. Kelly........................     67,001           46,228            1,057,215          600,432

                         EXECUTIVE COMPENSATION REPORT

     The following Report of the Compensation and Stock Plan Administration Committees on Executive Compensation and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE AND STOCK PLAN ADMINISTRATION COMMITTEE REPORT

     The Compensation and Stock Plan Administration Committees of the Board of Directors administer the Company's compensation policies and programs. The Compensation Committee was established in 1996 following the Company's initial public offering and the Stock Plan Administration Committee was established in 1997. Prior to the Company's initial public offering, the Company's Board of Directors fulfilled the functions of these Committees. The Compensation Committee sets the cash compensation of the Chief Executive Officer and reviews the design, administration, and effectiveness of the cash compensation programs for other key executives. The Stock Plan Administration Committee administers the Company's stock incentive plans and approves stock option grants for all employees, including executive officers. Both Committees serve under charters adopted by the Board of Directors and are comprised entirely of outside directors who have never served as officers of the Company. The Compensation Committee and Stock Plan Administration Committee are collectively referred to herein as the "Committee."

     COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company operates in the extremely competitive and rapidly changing power industry. The Committee believes that the compensation programs for executive officers of the Company should be designed to attract, motivate, and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of overall financial results and individual contributions. Within this overall philosophy, the Committee's objectives are to:

        - Offer a total compensation program that takes into consideration the compensation practices of certain comparable companies with whom the Company competes for executive talent.

          - Provide annual variable incentive awards that take into account the Company's overall financial performance relative to corporate objectives and based on individual contributions.

          - Align the financial interests of executive officers with those of shareholders by providing significant equity-based, long-term incentives.

     COMPENSATION COMPONENTS AND PROCESS

     The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable incentive awards, and (iii) long-term equity-based incentive awards.

     The Committee determines executive officers' compensation levels with the assistance of the Company's Human Resources Department, which works with an independent consulting firm that furnishes the Committee with executive compensation data drawn from a nationally recognized survey of comparable companies.

     The positions of the Company's CEO and executive officers were compared with those of their counterparts at comparable companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives, and total cash compensation. In addition, comparable companies' practices concerning stock option grants were reviewed and compared.

     Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at comparable companies. The Company's policy is to target base salary levels between the 50th and 75th percentile of compensation practices at comparable companies.

     Variable Incentive Awards. To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the beginning of the fiscal year and the executive's individual contribution. The incentive plan requires a threshold level of Company performance based on profit after interest and taxes that must be attained before any incentives are awarded. Once the threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at comparable companies. In 1996, the Company exceeded its performance target. Awards paid reflected these results plus individual accomplishments of both corporate and functional objectives.

     Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets the incentives at a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, and comparable awards made to individuals in similar positions with comparable companies. The relative weight given to each of these factors varies among individuals at the Committee's discretion.

     During 1996, prior to the formation of the Committee, the Board of Directors made option grants to Mr. Cartwright, Mr. Kerby, Ms. Curtis, Mr. Boucher and Mr. Kelly under the Company's Stock Option Program. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Specifically, the option vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return only if the officer remains with the Company and only if the market price appreciates over the option term.

     CEO Compensation. The Company's Chairman, President and Chief Executive Officer, Peter Cartwright, has an existing employment agreement with the Company which has a term of five years (ending December 31, 1999 unless extended). The annual base salary for Mr. Cartwright for 1996 was $341,000. The base compensation payable to Mr. Cartwright was determined by the Board of Directors based on Mr. Cartwright's personal performance of his duties and on salary levels paid to chief executive officers of comparable companies. In setting the compensation payable to Mr. Cartwright, a significant percentage of his total compensation is tied to Company performance and long-term stock price appreciation.

     Mr. Cartwright's variable incentive award for 1996 was based on the actual financial performance of the Company relative to corporate objectives and a measure of his individual contribution. His award was based on the incentive plan used for all executive officers. The option grant made to Mr. Cartwright during 1996 was based upon his performance and leadership with the Company.

     Compliance with Internal Revenue Code Section 162(m). As a result of
Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a Federal income tax deduction for compensation paid to certain officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The 1996 Plan has been structured so that any compensation deemed paid in connection with the exercise of stock options granted under the 1996 Plan will qualify as performance-based compensation.

     The cash compensation paid to the Company's executive officers during 1996 did not exceed the $1 million limit per officer, nor is the cash compensation to be paid to the Company's executive officers for 1997 expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

     Submitted on behalf of the Compensation Committee and the Stock Plan Administration Committee of the Board of Directors.

     Compensation Committee:                   Stock Plan Administration Committee:
          George J. Stathakis (Chair)          Susan C. Schwab (Chair)
          Jeffrey E. Garten                    Jeffrey E. Garten
          Susan C. Schwab                      V. Orville Wright
          V. Orville Wright

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee and the Stock Plan Administration Committee of the Company's Board of Directors are as named above in the Compensation Committee Report. No member of either committee was at anytime during 1996 or at any other time an officer or employee of the Company. During 1996, Mr. Stathakis served as a consultant to the Company.

     In April 1997, the Company entered into a Consulting Contract with Mr. George J. Stathakis, effective as of January 1, 1997, which replaced a previous Consulting Agreement. Pursuant to the Consulting Contract, Mr. Stathakis has been retained to provide, among other things, advice to the Company with regard to domestic and international business, to identify project investment opportunities and to provide advisory support to the Company's management. The Consulting Contract provides for a monthly retainer of $5,000 plus reimbursement of expenses. In addition, pursuant to the Consulting Contract, the Company granted to Mr. Stathakis a stock option to purchase 10,000 shares of the Company's Common Stock under the Company's 1996 Plan at an exercise price of $18.00 per share, which vests 25% on April 1, 1997, July 1, 1997, October 1, 1997 and January 1, 1998, respectively. The Company will also pay Mr. Stathakis a fee to be negotiated between Mr. Stathakis and the Company for those project investment opportunities identified and completed through closure by Mr. Stathakis. The Consulting Contract terminates January 1, 1998 unless otherwise earlier terminated or extended by mutual agreement of the parties. Under the previous Consulting Agreement, Mr. Stathakis was paid a monthly retainer of $5,000 plus reimbursement of expenses. In addition, for services rendered in connection with the Company's initial public offering, the Company paid Mr. Stathakis $250,000. Under the Consulting Agreement, Mr. Stathakis received total compensation of $320,600 in 1996.

     No executive officer of the Company serves as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or its Compensation or Stock Plan Administration Committees.

                            STOCK PERFORMANCE GRAPH

     The following performance graph shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     On September 20, 1996, the Company issued Common Stock in its initial public offering. The Common Stock trades on the New York Stock Exchange under the symbol "CPN". The following graph compares the total return on the Company's Common Stock with the cumulative weighted average total return assuming reinvestment of dividends of (i) the Standard & Poor's 500 Stock Index ("S&P 500") and (ii) an index of comparable peer issuers which includes AES Corp., CalEnergy Company, Inc. and Destec Energy Inc. (the "Peer Group") for the period of September 30, 1996 through December 31, 1996. In accordance with the rules of the Securities and Exchange Commission, the returns are indexed to a value of $100 at September 30, 1996 and the returns of the Peer Group have been weighted according to capitalization as of the beginning of the period.

        Measurement Period
      (Fiscal Year Covered)            Calpine Corp           S&P 500           Peer Group
9/30/96                                         100.00              100.00              100.00
12/31/96                                        125.00              108.34              116.49

                                   PROPOSAL 2

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP served as independent public accountants for the Company for the year ended December 31, 1996. Subject to stockholder ratification, the Board of Directors has selected the firm to continue in this capacity for the year ending December 31, 1997. Accordingly, a resolution will be presented at the 1997 Annual Meeting of Stockholders to ratify the selection of Arthur Andersen LLP by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the year ending December 31, 1997, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of Arthur Andersen LLP, the Board of Directors would reconsider such selection.

     One or more representatives of Arthur Andersen LLP are expected to be present at the 1997 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH RATIFICATION.

         STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

     In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, any stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than September 24, 1997, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting. The proposal must be mailed to the Secretary of the Company, 50 West San Fernando Street, San Jose, CA 95113. Such proposals may be included in the Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the 1997 Annual Meeting of Stockholders other than those set forth herein and in the Notice accompanying this Proxy Statement. However, if any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgement.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          Peter Cartwright
                                          Chairman of the Board, President and
                                          Chief Executive Officer
April 21, 1997
San Jose, CA

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P                              CALPINE CORPORATION
                      1997 ANNUAL MEETING OF STOCKHOLDERS
R

O
        The undersigned stockholder of Calpine Corporation hereby acknowledges
X receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 1997 Annual Meeting of Stockholders of Calpine Corporation to be
Y held on June 5, 1997 and hereby appoints Peter Cartwright and Ann B. Curtis, and each of or either of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at such meeting and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS AND THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.




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                              FOLD AND DETACH HERE

[X] Please mark
    your choices                                                             947
    like this

                      FOR      WITHHELD       Nominees: Jeffrey E. Garten,
1.  ELECTION OF      [   ]       [  ]                   George J. Stathakis, and
    DIRECTORS                                           John O. Wilson

For, except vote withheld from the following nominee(s):


------------------------------------------------------

                                                       FOR    AGAINST    ABSTAIN
2.  Proposal to ratify the selection of Arthur        [   ]    [   ]      [   ]
    Anderson LLP as the Independent Auditors for the year ending December 31, 1997.

                                                                     I PLAN [  ]
                                                                  TO ATTEND
                                                                THE MEETING

                                                     COMMENT/ADDRESS CHANGE [  ]
                                          [Please mark this box if you have
                                            written comments/address change
                                                      on the reverse side.]





SIGNATURE(S)_________________________________________________DATE______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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